UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Loan and Security Agreement

On September 30, 2025 (the “Amendment Date”), Sight Sciences, Inc. (the “Company”) entered into a third amendment (the “Amendment”) to its Loan and Security Agreement (as amended, the “Hercules Loan Agreement”) with Hercules Capital, Inc. (“Hercules”) and certain of its affiliates (collectively with Hercules, the “Lenders”) entered into in January 2024. The Hercules Loan Agreement provides for a senior secured term loan facility in the aggregate principal amount of up to $65.0 million. The Amendment was approved by all of the Lenders.

The Amendment amends the Hercules Loan Agreement to provide for an additional six-month extension of the interest only period, to now extend to February 1, 2027.

The Hercules Loan Agreement provided for the availability of additional tranches to the Company, contingent upon the achievement of certain performance milestones. The Amendment amends the Hercules Loan Agreement to reallocate an undrawn and unavailable $10.0 million tranche by increasing from $15.0 million to $25.0 million the amount available to draw through the interest only period in minimum increments of $5.0 million, subject to the sole approval of Hercules’ investment committee, maintaining the maximum $65.0 million credit facility.

Pursuant to the Amendment, as consideration for the above amendments to the Hercules Loan Agreement, the Company paid Hercules a fee of $50,000, for the benefit of the lenders, plus certain costs and expenses.

The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this Current Report that are not statements of historical fact, including statements about the Company’s beliefs and estimates, are forward-looking statements and should be evaluated as such. These forward-looking statements include, but are not limited to, statements regarding extension of the interest-only period under the Hercules Loan Agreement to February 1, 2027 and the availability of additional draws under the Hercules Loan Agreement during the interest-only period. Such statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “designed,” “seeks,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. The Company bases these forward-looking statements on management’s current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances at such time. Although management believes these forward-looking statements are based upon reasonable assumptions at the time they are made, it cannot guarantee their accuracy or completeness. Forward-looking statements are subject to and involve risks, uncertainties and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements predicted, assumed or implied by such forward-looking statements, including the important factors discussed under the caption “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this Current Report. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement, dated September 30, 2025, by and among Sight Sciences, Inc., certain affiliates of Hercules Capital, Inc., and Hercules Capital, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sight Sciences, Inc.

Date:	September 30, 2025	By:	/s/ Alison Bauerlein
Chief Financial Officer